UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 10, 2006

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 10, 2006, IA Partners, Inc., a wholly owned subsidiary of Global Hotline, Inc., which is a wholly owned subsidiary of IA Global, Inc. (the “Company”) entered into an Agency Agreement with AFLAC Co Ltd (“AFLAC”), a Japanese company. Pursuant to this Agency Agreement, IA Partners agreed to sell insurance products starting approximately June 1, 2006 on behalf of AFLAC, with sales commissions payable from 30-120 days and ongoing commissions for up to ten years, to the extent the customer continues to maintain the insurance. The Agency Agreement expires on May 2, 2007, and is automatically renewable for an additional year unless it is terminated by either party upon thirty days notice before the expiration date. The Agency Agreement maybe cancelled under certain conditions.

In connection with this Agency Agreement, Global Hotline has established a third call center with 230 seats to sell insurance products. The Company expects to incur startup and training costs thru June 2006 until sales efforts are started and to incur losses thru September 30, 2006 on this and other new contracts.

A copy of the Agency Agreement described above will be filed as an exhibit to the Company’s Form 10-Q Quarterly Report for the three months ended June 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: May 15, 2006

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer